UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 12, 2022

Avinger, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive
Redwood City, California 94063
(Address of principal executive offices, including zip code)

(650) 241-7900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVGR	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On January 12, 2022, Avinger, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a registered direct offering (the “Offering”) (i) 7,600 shares of the Company’s Series D Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and (ii) warrants (the “Common Warrants”) to purchase up to an aggregate of 16,150,000 shares of the Company’s common stock (“Common Stock”) at an exercise price of $0.48 per share, subject to the terms of the Common Warrants. The shares of Preferred Stock will have a stated value of $1,000 per share and are convertible into an aggregate of 19,000,000 shares of Common Stock at a conversion price of $0.40 per share, subject to the terms of the Certificate of Designation of the Preferred Stock.

Pursuant to an engagement letter entered into with H.C. Wainwright & Co., LLC (the “Placement Agent”) on December 8, 2021, the Company agreed to pay to the Placement Agent, (i) a placement agent fee equal to 7.0% of the gross proceeds received in the Offering, (ii) a management fee equal to 1.0% of the gross proceeds raised in the Offering, and (iii) $35,000 for non-accountable expenses. The Company also agreed to reimburse the Placement Agent for fees and expenses of legal counsel and other out-of-pocket expenses up to $80,000. The Company also agreed to issue to the Placement Agent or its designees warrants to purchase up to an aggregate of 1,330,000 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants will be subject to the same terms as the Common Warrants, except that the Placement Agent Warrants will have an exercise price of $0.50 per share and a term of five years from the commencement of the sales pursuant to the Offering. The Company has also granted to the Placement Agent, subject to certain exceptions, a right of first refusal for a period of twelve (12) months following the closing of the Offering to act as sole book-running manager, sole underwriter or sole placement agent for any public offering, private placement, or other capital-raising financing of equity, equity-linked, or debt securities by the Company or any of its subsidiaries.

The Company expects to receive aggregate gross proceeds from the Offering of $7.6 million before deducting the Placement Agent’s fees and the Company’s Offering expenses. The Offering is expected to close on or about January 14, 2022, subject to satisfaction of customary closing conditions.

In connection with the Offering and in accordance with the Purchase Agreement, the Company plans to call a special meeting of stockholders to consider a proposal (the “Proposal”) to amend to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to effect a reverse split of the outstanding shares of the Company’s Common Stock at a ratio between 1-for-5 and 1-for-20 (the “Reverse Split Amendment”).

Pursuant to the Purchase Agreement, the Company will file a certificate of designation (the “Certificate of Designation”) with the Secretary of State of Delaware designating the rights, preferences and limitations of the shares of Preferred Stock. The Certificate of Designation will provide, in particular, that the Preferred Stock will have no voting rights, other than the right to vote as a class on certain matters, except that each share of Preferred Stock will have the right to cast 750,000 votes per share of Preferred Stock on the Proposal (the “Supermajority Voting Rights”); provided, that the votes cast by the holders of the Preferred Stock must be counted by the Company in the same proportion as the aggregate shares of Common Stock voted on the Proposal. These Supermajority Voting Rights mean that the Proposal could be approved if a majority of the shares of Common Stock voting at the Special Meeting vote in favor of the Proposal, even if less than a majority of the outstanding shares of Common Stock vote in favor of the Proposal.

The holders of Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to dividends actually paid, if any, on shares of Common Stock. The Preferred Stock is convertible into shares of Common Stock at a conversion price of $0.40 per share. The conversion price can be adjusted pursuant to the Certificate of Designation for stock dividends and stock splits, subsequent rights offerings, pro rata distributions of dividends or the occurrence of a fundamental transaction (as defined in the Certificate of Designation). The Preferred Stock can be converted at the option of the holders at any time after the Company has filed an amendment to the Company’s Charter to effect the Reverse Split Amendment. In addition, following the filing of such amendment to the Company’s Charter, and subject to the satisfaction of certain conditions, the Company can cause the holders of the Preferred Stock to convert their shares of Preferred Stock; provided, that shares of Preferred Stock cannot be converted to Common Stock if the applicable holder would beneficially own in excess of 4.99% (or, upon election by such holder prior to the issuance of any shares of Preferred Stock, 9.99%) of the Company’s outstanding Common Stock. A holder of Preferred Stock may, upon notice to the Company, increase or decrease such beneficial ownership limitation, but not in excess of 9.99%.

The Common Warrants will have an exercise price of $0.48 per share, will be exercisable on the later of six months following the date of issuance and date on which an amendment to the Company’s Charter to effect the Reverse Split Amendment becomes effective. The Common Warrants will expire five years following the initial exercise date. The exercise price and the number of shares of Common Stock issuable upon exercise of each Common Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of Warrants will be entitled to receive, upon exercise of the Common Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Common Warrants immediately prior to the fundamental transaction.

In the event of a fundamental transaction other than one in which a successor entity that is a publicly traded corporation whose stock is quoted or listed on a trading market assumes the Common Warrants such that the Common Warrants shall be exercisable for the publicly traded common stock of such successor entity and only if such fundamental transaction is within the Company’s control and the consideration is in all stock in the successor entity, then, at the request of the holder, we or the successor entity shall purchase the unexercised portion of the Common Warrants from the holder by paying to the holder, on or prior to the second trading day after such request (or, if later, on the effective date of the fundamental transaction), an amount, in the same type or form of consideration that is being paid to holders of Common Stock in such fundamental transaction, equal to the Black-Scholes value (determined in accordance with the terms of the Common Warrants) of the remaining unexercised portion of the Common Warrants on the date of such Fundamental Transaction, subject to certain limitations in the event of a Fundamental Transaction not within our control.

The Company may not effect the exercise of Common Warrants, and the applicable holder will not be entitled to exercise any portion of any such Common Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such Common Warrant (together with its affiliates) to exceed 4.99% (or, upon election by a holder prior to the issuance of any Common Warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Common Warrants. A holder of Common Warrants may, upon notice to the Company, increase or decrease such beneficial ownership limitation, but not in excess of 9.99%.

Pursuant to the Purchase Agreement, the Company agreed, subject to certain exceptions, until sixty (60) days following the date on which the Reverse Split Amendment becomes effective, not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or amendment or supplement thereto, other than a registration statement, or amendment to a registration statement, on Form S-4 or Form S-8. In addition, subject to certain exceptions, until twelve (12) months following the date on which the Reverse Split Amendment becomes effective, the Company is prohibited from effecting or entering into an agreement to effect any issuance of Common Stock (or Common Stock equivalent or a combination of units thereof) involving a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price; provided that following the period ending sixty (60) days after the date on which the Reverse Split Amendment becomes effective, the Company will be permitted to enter into an “at-the-market” offering with the Placement Agent.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing description of the Purchase Agreement, Common Warrants, Placement Agent Warrants, and the Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, Common Warrants and Certificate of Designation which are filed as Exhibits 10.1, 4.1, 4.2, and 3.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01. Other Events.

On January 12, 2022, the Company issued a press release announcing the Offering and the entry into the Purchase Agreement. A copy of such press release is attached to this Current Report on Form 8-K as Exhibits 99.1.

The legal opinion, including the related consent, of Dorsey & Whitney LLP relating to the issuance and sale of the Preferred Stock, the Common Warrants, the Placement Agent Warrants, and the shares issuable upon the conversion of the Preferred Stock and the exercise of the Common Warrants and the Placement Agent Warrants is filed as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock.
4.1	Form of Common Stock Purchase Warrant.
4.2	Form of Placement Agent Warrant
5.1	Opinion of Dorsey & Whitney LLP.
10.1	Form of Securities Purchase Agreement, dated January 12, 2022 by and between Avinger, Inc. and the purchasers party thereto.
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
99.1	Press release dated January 12, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Additional Information and Where to Find It

The Reverse Split Amendment proposal described above will be submitted to the Company’s stockholders for their consideration. The Company intends to file a proxy statement (the “Proxy Statement”) that will be sent to all holders of record of the Company’s Common Stock and Series D Preferred Stock in connection with the Reverse Split Amendment. This press release does not contain all the information that should be considered concerning the Reverse Split Amendment and is not intended to form the basis of any investment decision or any other decision in respect of the Reverse Split Amendment. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary Proxy Statement and the amendments thereto and the definitive Proxy Statement and other documents filed in connection with the Reverse Split Amendment, as these materials will contain important information about the Company and the Reverse Split Amendment. When available, the definitive Proxy Statement and other relevant materials for the proposed Reverse Split Amendment will be provided to stockholders of the Company as of a record date to be established for voting on the Reverse Split Amendment. The Company’s stockholders will also be able to obtain copies of the preliminary Proxy Statement, the definitive Proxy Statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to the Company at Avinger, Inc., Attention: Investors Relations, 400 Chesapeake Drive, Redwood City, California 94063.

Participants in Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Reverse Split Amendment. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s definitive proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov. To the extent such holdings of the Company’s securities may have changed since that time, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such participants will be contained in the Proxy Statement for the proposed Reverse Split Amendment when available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 12, 2022	Avinger, Inc.

	By:	/s/ Mark Weinswig
		Name:	Mark Weinswig
		Title:	Chief Financial Officer